Exhibit 99.1
Press Release

UnitedAuto Group, Inc. 13400 Outer Drive West Detroit, MI 48239

Contact:	Phillip M. Hartz

Senior Vice President – Corporate Communications

313-592-5365

phartz@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO TO HOLD ANNUAL STOCKHOLDERS MEETING ON MAY 16, 2001;

PRESENTATION TO BE POSTED ON COMPANY WEB SITE

DETROIT, MI, May 8, 2001 – UnitedAuto Group, Inc. (NYSE: UAG), a leading publicly traded automotive retailer and a member of the FORTUNE 500, will hold its Annual Stockholders Meeting at the offices of UnitedAuto Group, Inc., One Harmon Plaza, 9th Floor, Secaucus, New Jersey, on Wednesday, May 16, 2001, at 9:00 a.m., local time. In conjunction with this meeting, the Company will post the presentation from the Stockholders Meeting on its web site, www.unitedauto.com, beginning May 16th and for the following 60 days.

UnitedAuto, which has pursued a strategy based on internal growth from its existing dealerships, as well as from strategic acquisitions, operates 121 franchises in 18 states, Puerto Rico and Brazil. UnitedAuto dealerships sell new and used vehicles, and market a complete line of after-market automotive products and services.

Statements in this press release may include forward-looking statements. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business markets, conditions and other uncertainties which are contained in UnitedAuto’s filings with the Securities and Exchange Commission and which are incorporated into this press release by reference.